Exhibit 10.A.39

June 3, 1996


James Buckley
124 Bridgton Court
Los Altos, CA 94022

Re:  Additional Benefits Beyond Executive Severance Plan

Dear Jim:

In addition to the benefits available to you under Apple's Executive Severance Plan, Apple has agreed to provide you with additional benefits. In exchange for your agreement to waive your right to move back east and seek reimbursement from Apple for moving expenses, Apple win agree to waive its right to collect mortgage assistance prepayments paid to you. In addition, you may keep as your personal property the Apple equipment currently in your possession at home. Please provide me a list of this equipment as soon as possible.

If you have any questions about this supplemental letter, please give me a call. Otherwise, please return to me a signed original of this letter.

Sincerely,

Apple Computer, Inc.


/s/ Kevin Sullivan

Kevin Sullivan
Senior Vice President, Human Resources
Agreed to as of this 30th day of June, 1996.


/s/ James J. Buckley
James J. Buckley

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Supplemental Information to Letter Agreement
dated June 3, 1996 between Apple Computer, Inc.
and James J. Buckley (the "1996 Agreement")



1.	Pursuant to the terms of a letter agreement dated January 17, 1995
(the "1995 Agreement"), between Mr. Buckley and Apple Computer,
Inc. ("Apple"), Apple had agreed to relocate Mr. Buckley and his family to any city within the continental United States in accordance with Apple's standard relocation package in the event of Mr. Buckley's termination (other than for Business Reasons as defined in the 1995 Agreement) on or before January 16, 1997. Pursuant to the terms of the 1996 Agreement, Mr. Buckley has waived his right of relocation under the 1995 Agreement.

2.	In consideration for Mr. Buckley's waiver of his right of
relocation under the 1995 Agreement, Apple has agreed to waive its right to collect a pro rata portion ($31,250) of the mortgage assistance prepayment made to Mr. Buckley for calendar year 1996 in the amount of $75,000.

3.	Apple has agreed to let Mr. Buckley keep as his personal property
Apple equipment as set forth below:

	Macintosh Duo 2300
	Duo Dock
	Personal Laserwriter 320 printer
	Hewlett-Packard Fax 700
	Compact Disc Player


















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